UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.  )

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☐	Definitive Proxy Statement

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Nxt-ID, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

On September 27, 2021, Nxt-ID, Inc. (the “Company”) distributed a press release (the “Release”) to the Company’s stockholders regarding the Company’s upcoming Special Meeting of Stockholders scheduled to be held on Friday, October 15, 2021. The Release supplements the Definitive Proxy Statement that the Company filed with the Securities and Exchange Commission on September 17, 2021.

Below is a copy of the Release.

NXT-ID, INC. – SPECIAL MEETING OF

STOCKHOLDERS SCHEDULED FOR OCTOBER 15, 2021

Leading Independent Proxy Advisory Firms Glass Lewis and ISS Both Recommend NXT-ID Shareholders Vote "FOR" Proposed Reverse Stock Splits

OXFORD, Conn., Sept. 27, 2021 –NXT-ID, Inc. (NASDAQ: NXTD) (the “Company” or “NXT-ID), a provider of technology products and services for healthcare applications, today announced that both of the leading independent proxy advisory firms, Glass Lewis & Co. (“Glass Lewis”), and Institutional Shareholder Services (“ISS”), have recommended that NXT-ID shareholders vote “FOR” the proposed reverse stock split of NXT-ID’s common stock and “FOR” a reverse split of its Series C Preferred Stock at the Company’s special shareholders meeting scheduled to be held on Friday, October 15th, 2021. The Company’s board of directors has unanimously recommended that shareholders vote “FOR” each of the reverse stock split proposals.

In its September 21, 2021 report recommending that NXT-ID shareholders vote for the reverse stock split proposals, Glass Lewis said, “We agree with the board that it is in the best interest of the Company to reduce the number of shares of common stock outstanding and thereby attempt to proportionally raise the per-share price of the Company's common stock. On September 20, 2021, the Company's common stock closed at $0.39. A higher stock price may help to increase investor interest, attract and retain employees and improve the Company's ability to raise additional capital through equity offerings.” ISS agreed that “the reverse stock split is necessary for the company to maintain the listing of its common stock on the Nasdaq Capital Market,” and concluded that “support for this proposal is warranted.”1

“We welcome the support of these two leading proxy advisory firms, whose recommendations are relied upon by thousands of institutional investors” said Chia-Lin Simmons, Chief Executive Officer of NXT-ID. “Both Glass Lewis and ISS recognize that the reverse stock splits will enable us to avoid being delisted from the Nasdaq Capital Market, which would adversely impact the Company’s market valuation and our shareholders’ trading liquidity. We believe that our recent capital raises and our revised business plan will allow NXT-ID’s new management team to grow the Company and generate long-term shareholder value. We believe that remaining listed on Nasdaq will provide our shareholders with the opportunity to benefit from future value creation and the Company’s continued access to the capital markets. We urge all shareholders to follow the recommendations of Glass Lewis and ISS and vote ‘FOR’ the proposals today.”

Shareholders as of the special meeting record date, September 16, 2021, will be entitled to vote at the special meeting. Shareholders are encouraged to read about the reverse stock split proposals in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission (“SEC”) on September 17, 2021. Shareholders who have any questions or need assistance voting their shares should contact the Company’s proxy solicitor, Laurel Hill Advisory Group, LLC, at 888-742-1305.

Registered Holders

If your shares are registered directly in your name with NXT-ID’s transfer agent, VStock Transfer, LLC, you are considered the “stockholder of record” of those shares and the proxy statement for the Company’s special meeting is being sent directly to you by NXTD. Shareholders of record (that is, shareholders who hold their shares in their own name) can vote by mail, online, email, fax or in person at the special meeting by following the instructions provided on the proxy card.

If you choose to submit your proxy by mail, simply mark, date and sign your proxy card and return it in the postage-paid envelope provided.

If you choose to submit a proxy by internet, go to http://www.vstocktransfer.com/proxy  to complete an electronic proxy card. Have your proxy card in hand when you access the website and follow the instructions to cast a vote. Your internet proxy must be received by 11:59 p.m. Eastern Time on October 14, 2021 to be counted.

Beneficial Owners of Shares Held in Street Name

If your shares are held in “street name” (that is, in the name of a bank or broker or other holder of record), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet voting will also be offered to shareholders owning shares through most banks and brokers. If your shares are held with a brokerage firm or custodial bank, you are considered the “beneficial owner” of shares held in street name, and the proxy statement for the Company’s special meeting was mailed or emailed to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account.

However, holders of shares held in “street name” may not vote these shares in person at the Company’s special meeting unless such holders request and obtain a legal proxy from such bank, broker or other holder of record.

____________________________

1Permission to use quotations was neither sought nor obtained.

About NXT-ID, Inc.

NXT-ID, Inc. (NASDAQ: NXTD) provides technology products and services for healthcare applications. The Company has extensive experience in access control, biometric and behavior-metric identity verification, security and privacy, encryption and data protection, payments, miniaturization, sensor technologies and healthcare applications. Through its subsidiary, LogicMark LLC, NXT-ID is a manufacturer and distributor of non-monitored and monitored personal emergency response systems sold through dealers/distributors and the United States Department of Veterans Affairs. Learn more about NXT-ID at www.NXT-ID.com. For NXT-ID corporate information contact: info@NXT-ID.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company’s business strategy. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company’s ability to implement its long range business plan for various applications of its technology; the Company’s ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company’s technology; the Company’s ability to maintain its Nasdaq listing for its common stock; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the SEC.

Investor / Media Contacts:

Jeremy Jacobs / Alan Oshiki

Abernathy MacGregor

jrj@abmac.com / aho@abmac.com

Proxy Contact:

Donna Ackerly

Laurel Hill Advisory Group

888-742-1305

NXT-id@laurelhill.com

* * *

Note: Notwithstanding the foregoing or anything to the contrary contained herein, as a precaution due to the outbreak of the coronavirus (COVID-19), the Company is planning for the possibility that there may be limitations on attending the Special Meeting in person, or the Company may decide to hold the Special Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”).